UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 21, 2009  (July 16, 2009)

INDIGO-ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction of incorporationor organization)	(Commission File Number)	(IRS Employee Identification No.)

701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:           (702) 990-3387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 16, 2009, Indigo-Energy, Inc., a Nevada corporation (the “Company”) entered into an agreement (the “Agreement”) with Bluestone Energy Partners, a West Virginia corporation (“Bluestone”) amending the terms of that Purchase and Sale Agreement (the “PSA”) dated May 15, 2009 previously entered into by and between the Company and TAPO Energy, LLC, a West Virginia Limited Liability Company (“TAPO”).  The PSA was subject to numerous conditions including TAPO and Bluestone’s review of due diligence related to the Property.

The Agreement was entered into as a condition to the closing of the transaction contemplated under the PSA and provides for the amendment of various sections in the PSA, including Section 8 of the PSA by providing that the Company shall be entitled, subject to certain conditions set forth therein, to an overriding royalty interest, equal to 3.125% of the net revenue from the production of Hydrocarbons (as defined therein) from the Property.   The Agreement also amended Section 9 of the PSA by providing for certain conditions which must be met prior to the release of the purchase price to the Company.  All of such conditions were met and the proceeds were released to the Company and the Property was transferred to Bluestone on July 16, 2009.

The PSA provided for the sale by the Company to TAPO of all of the Company’s rights, title and interest in the Hydrocarbons (as defined in the PSA) in and underlying certain tracts of parcels of land situated in the Gilmore Township and Freeport Township, Greene County, Pennsylvania and in Battelle District, Monongalia County, West Virginia (the “Property”).   All of TAPO’s rights under the PSA were thereafter assigned to Bluestone pursuant to an Assignment and Assumption Agreement dated June 1, 2009 between TAPO and Bluestone.  In exchange for the transfer of the Property, the Company received the sum of $630,000 and an override royalty equal to a one sixteenth working interest (3.125%) of all net revenues generated by TAPO on the Property.  The Company’s ownership of their three (3) existing wells was not effected by the sale.  The Company did not intend to drill any further wells on the Property.

A copy of the Agreement and the PSA are included as Exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Agreement between Indigo-Energy, Inc. and Bluestone Energy Partners

99.2	Purchase and Sale Agreement between Indigo-Energy, Inc. and TAPO Energy, LLC

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 21, 2009		Indigo-Energy, Inc.

	By:	/s/ Stanley L. Teeple
Name: Stanley L. Teeple
Title: Chief Financial Officer